                                  Exhibit 3.1
                                  -----------

                                 AMENDMENT OF
                         ARTICLES OF INCORPORATION OF
                            C.D. SMITH DRUG COMPANY
                          (AMENDED IN THEIR ENTIRETY)


State of Missouri
Secretary of State
Rebecca McDowell Cook
P.O. Box 778
Jefferson City, Missouri 65102


     Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned corporation certifies the following:

1. The present name of the corporation is: C.D. Smith Drug Company (the "Corporation").

     The name under which it was originally organized was:   Smith Drug Company

2. The following amendments to the Corporation's Articles of Incorporation were adopted by the shareholders on June 27, 1998.

3. Of the 115,770 shares outstanding, 115,770 of such shares were entitled to vote on the following amendments. There were no classes entitled to vote thereon as a class.

4.   The number of shares voted for and against the amendments was as follows:

                  Class                No. Voted For       No. Voted Against

               Common Stock               115,770                  0

5. The amendments do not provide for an exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class.

6. The text of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                           ARTICLES OF INCORPORATION

                                      OF

                          C.D. SMITH HEALTHCARE, INC.
                        (AS AMENDED IN THEIR ENTIRETY)


                         ----------------------------


                                   ARTICLE I

          The name of the corporation is C.D. Smith Healthcare, Inc.

                                  ARTICLE II

     The address of the corporation's registered office in the State of Missouri is 2300 Main Street, Suite 1100, Kansas City, Missouri 64108 and the name of the registered agent at that address is BSMWL, Inc.

                                  ARTICLE III

     The names and places of residence of the original several shareholders of the corporation and the number of shares subscribed by each were as follows:


     Names           Places of Residence      Number of Shares
     -----           -------------------    --------------------

Charles D. Smith    Saint Joseph, Missouri  Five Hundred Shares
Samuel D. Smith     Saint Joseph, Missouri  Three Hundred Shares
Edward C. Smith     Saint Joseph, Missouri  One Hundred Shares
John J. Judson      Saint Joseph, Missouri  One Hundred Shares

                                  ARTICLE IV

     The total number of shares of stock which the corporation shall have the authority to issue is one hundred million (100,000,000), of which ninety million (90,000,000) shares with the par value of $.01 per share shall be designated "Common Stock" and ten million (10,000,000) shares with the par value of $.01 per share shall be designated "Preferred Stock."

     This Article expressly grants the Board of Directors authority to issue Preferred Stock from time to time as the preferred stock of any series, and in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions of such series, to the full extent now or hereafter permitted by the General and Business Corporation law of Missouri.

                                   ARTICLE V

     The shareholders of the corporation shall have no preemptive right to acquire additional shares of stock of any class or series of the corporation, or any securities of the corporation convertible into such shares.

                                   ARTICLE VI

     1. The number of directors to constitute the board of directors shall be as set forth in the corporation's Bylaws. Directors need not be shareholders unless the articles of incorporation at any time so require. The number that constitutes the current board of directors is three.

     2. Upon the filing of these Articles of Incorporation with the Secretary of State of the State of Missouri, the board of directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors then constituting the entire board of directors. The term of the initial Class I directors shall expire at the annual stockholders' meeting for year 1, the term of the initial Class II directors shall expire at the annual stockholders' meeting for year 2, and the term of the initial Class III directors shall expire at the annual stockholders' meeting for 3. At each annual stockholders' meeting beginning with the annual stockholders' meeting for year 1, directors elected to succeed the directors whose terms expire at such meeting shall be elected for a full three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, to the extent possible, the equality of the number of directors in each class. In no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which such director's term expires and until a successor shall be duly elected and qualified, or until such director's earlier death, resignation or removal.

     3. Subject to the rights of the holders of any preferred stock then outstanding, any vacancies existing on the board of directors for any reason, including by reason of any increase in the number of directors, shall be filled only by the board of directors, acting by the affirmative vote of a majority of the directors then in office. The term of a director elected to fill a vacancy shall expire upon the expiration of the term of office of the class in which such vacancy occurred.

                                  ARTICLE VII

     The corporation shall have a perpetual duration.

                                 ARTICLE VIII

     The purpose of the corporation is to engage in any lawful business.

                                  ARTICLE IX

     The holders of capital stock shall not be entitled to cumulative voting rights.

                                   ARTICLE X

     The power to adopt, amend or repeal the Bylaws shall be vested solely in the Board of Directors.

                                  ARTICLE XI

     1. Indemnification of Directors and Officers Against Liabilities and Expenses in Actions. Subject to 2 below, the corporation may indemnify any person who is or was a director or officer of the corporation who is or was a party, or is threatened to be made a party:

          (a) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; or

          (b) to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor,

by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or any other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Business and Corporation Law of Missouri.

     2. Limits of Indemnification. No indemnification shall be made to any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The corporation may in its discretion, by action of its board of directors, deny to any person the indemnity provided in this Article in the event that such person fails to notify the corporation within a reasonable period of time of the commencement of any action, suit or proceeding or threat thereof, is to be made against the corporation. The failure of such person to so notify the corporation shall not relieve the corporation from any liability which it may otherwise have under Mo. Rev. Stat. 351.355, or under any bylaw, any agreement or otherwise. The corporation shall be entitled to participate in any such action, suit, or proceeding at its own expense and may employ its own counsel.

     3. Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as provided herein.

     4. Nonexclusive Right. The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles of Incorporation or any bylaw or any agreement, vote of the shareholders or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding the office of director or officer. The corporation is hereby expressly authorized by the shareholders to enter into agreements with its present and future directors and officers which provide further indemnification than is granted herein. Any such agreement providing for further indemnity entered into pursuant hereto after the date of approval of this Article by the corporation's shareholders need not be further approved by the shareholders of the corporation to be fully effective and enforceable. Such indemnification (whether by agreement or otherwise) shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE XII

     Meetings of shareholders may be held within or without the State of Missouri, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Missouri at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

     Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by such shareholders.

                                 ARTICLE XIII

     Subject to the rights of the holders of any Preferred Stock then outstanding, (i) any director, or the entire board of directors, may be removed from office at any time, but only for Cause, by the affirmative vote of the holders of record of outstanding shares representing at least a majority of the voting power of all the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class, and (ii) to the extent permitted by law, any director may be removed from office at any time, but only for Cause, by the affirmative vote of a majority of the entire board of directors. As used in these Articles of Incorporation, the term "Cause" means fraud or bad faith in such person's conduct as a director.

                                  ARTICLE XIV

     Special meetings of the stockholders may be called by the President, by the Board of Directors, or by the holders of not less than 50% of all outstanding shares entitled to vote at such meeting or by such other officers or persons as may be provided in the Bylaws.

     No action required or permitted to be taken at any annual meeting nor special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting is specifically denied.

                                  ARTICLE XV

     No director or officer of the corporation shall be liable to the corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by such person as a director or officer of the corporation, or of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) which such person serves as a director, officer, employee or agent at the request of the corporation, if such person:

          (a) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or

          (b) took or omitted to take such action in reliance upon advice of counsel for the corporation, or for another corporation, partnership, joint venture, trust or other enterprise or upon statements made or information furnished by directors, officers, employees or agents of the corporation, or of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) which such person had no reasonable grounds to disbelieve.

                                  ARTICLE XVI

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed herein and by the General and Business Corporation Law of Missouri, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding the foregoing or any other provisions of these Articles of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of at least 80% of the voting power of the shares of the then outstanding voting stock of the corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article and Articles V, VI, IX, XI, XIII, XIV and XV.

     IN WITNESS WHEREOF, Robert C. Farley has executed this instrument in his capacity as President of the Corporation and Delora Jamison has attested said execution in her capacity as Secretary of the Corporation on the 27th day of June, 1998.

                                       C.D. SMITH DRUG COMPANY

[Seal]


                                       By: /s/ Robert C. Farley
                                           -------------------------------------
                                             Robert C. Farley, President


ATTEST


/s/ Delora Jamison
-------------------------------
Delora Jamison, Secretary

STATE OF MISSOURI        )
                         ) ss
COUNTY OF BUCHANAN       )

     I, SANDRA M. McCREREY, a Notary Public, do hereby certify that on this 27th day of June, 1998, personally appeared before me Robert C. Farley who, being by me first duly sworn, declared that he is the President of C.D. Smith Drug Company, that he signed the foregoing document as President of the corporation, and that the statements contained therein are true. I further certify that on this 27th day of June, 1998, personally appeared before me Delora Jamison who, being by me first duly sworn, declared that she is the Secretary of C.D. Smith Drug Company and that she signed the foregoing document as Secretary of said corporation, and that the statements contained therein are true.



[Notarial Seal]               /s/ Sandra McCrerey
                              --------------------------------------------------
                              Notary Public

                              My commission expires: March 14, 2002
                                                     ---------------------------